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                                                                 Exhibit 10.28


                      FORM OF FOURTH AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                      OF
                    BAGEL STORE DEVELOPMENT FUNDING, L.L.C.
                              (FORMERLY KNOWN AS
                    EINSTEIN BROS. EQUITY FUNDING, L.L.C.)


          This Fourth Amended and Restated Limited Liability Company Agreement of Bagel Store Development Funding, L.L.C. (formerly known as Einstein Bros. Equity Funding, L.L.C.) (the "Company") is made as of July 1, 1996, among the Persons whose names and signatures are set forth on the signature pages hereto.


                                    RECITALS

          The Company was formed pursuant to the Delaware Limited Liability Company Act, 6 Del.C. (S)18-101, et seq., as amended from time to time (the "Delaware Act"), on December 7, 1995. Additional Members were admitted to the Company on December 29, 1995 and March 8, 1996 pursuant to an Amended and Restated Limited Liability Company Agreement dated as of December 29, 1995 and a Second Amended and Restated Limited Liability Company Agreement dated as of March 8, 1996. The Members entered into a Third Amended and Restated Limited Liability Company Agreement dated as of March 29, 1996 to provide for certain changes in the manner and time of making additional Capital Contributions by the Members.

          The parties hereto desire to continue the Company as a limited liability company under the Delaware Act and to provide for certain changes in the governance and operations of the Company.

                                   COVENANTS

          In consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                 DEFINED TERMS

          SECTION 1.1 DEFINITIONS. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

          "Additional Funding" has the meaning given it in Section 4.1.1.

          "Additional Funding Obligation" has the meaning given it in Section 4.1.1.

          "Affiliate" means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the
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Power to direct or cause the direction of the management and policies of a
Person, whether through ownership of voting securities, by contract or otherwise.

          "Agreement" means this Limited Liability Company Agreement, as amended, modified, supplemented or restated from time to time.

          "Area Developer" means a Person who has entered into an area development agreement with Bagel Corp. and in whom Bagel Corp. has made an investment in the form of convertible debt.

          "Assignee" means any Person who is an assignee of a Member's interest in the Company, or part thereof, and who does not become a Member pursuant to
Section 13.1 hereof.

          "Bagel Corp." means Einstein/Noah Bagel Corp., a Delaware corporation.

          "Bankruptcy" has the meaning given it in Section 18-101 of the Delaware Act.

          "BCI" means Boston Chicken, Inc., a Delaware corporation.

          "Capital Account" means, with respect to any Member or Assignee, the account maintained for such Member or Assignee in accordance with the provisions of Section 4.4 hereof.

          "Capital Contribution" means, with respect to any Member, the aggregate amount of money actually contributed to the Company pursuant to
Section 4.1 hereof with respect to the Units held by such Member. In the case of a Member or Assignee who acquires an interest in the Company by virtue of an assignment in accordance with the terms of this Agreement, "Capital Contribution" has the meaning set forth in Section 4.4.1 hereof.

          "Cause" for the removal of Bagel Corp. as Manager means (i) a failure by Bagel Corp. as Manager to make any distribution when required by the terms of this Agreement, (ii) a failure by Bagel Corp. as Manager to deliver to the Members the financial statements and other information required to be delivered by Section 10.1.2 or (iii) any other violation of this Agreement by Bagel Corp. as Manager.

          "Certificate" means the Certificate of Formation and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

          "Company" means Bagel Store Development Funding, L.L.C., the limited liability company heretofore formed under the name Einstein Bros. Equity Funding, L.L.C. and continued under and pursuant to the Delaware Act and this Agreement.

          "Covered Person" means a Member, any Manager, any Affiliate of a Member or of any Manager, any officers, directors, shareholders, partners, employees, representatives or agents of a Member, any Manager or their respective Affiliates, any member of the Advisory Committee or designated alternate to the Advisory Committee, or any officer, employee or agent

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of the Company or its Affiliates, including without limitation Bagel Corp. and its officers, directors, shareholders and employees at any time that Bagel Corp. is providing services to the Company.

          "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del.C. (S) 18-101, et seq., as amended from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Member" means a Member which is (i) an "Employee Benefit Plan" within the meaning of and subject to the provisions of ERISA, (ii) a "Plan" within the meaning of and subject to Section 4975 of the Code or (iii) an entity the assets of which constitute assets of an Employee Benefit Plan or a Plan under Department of Labor Regulations 29 C.F.R. Section 2510.3-101.

          "Fiscal Year" means the accounting period selected by the Manager or Managers or any portion of such period for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article VIII hereof.

          "Gross Asset Value" means, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except as follows:

          (i) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as agreed to by the contributing Member and the Manager or Managers;

          (ii) the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager or Managers, as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member or Assignee of more than a de minimis amount of Company assets as consideration for an interest in the Company; and (c) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clause (a) and clause (b) of this sentence shall be made only if the Manager or Managers reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members and Assignees in the Company; and

          (iii) the Gross Asset Value of any Company asset distributed to any Member or Assignee shall be the gross fair market value of such asset on the date of distribution, as determined by the distributee Member or Assignee and the Manager or Managers.

          "Liquidating Trustee" has the meaning set forth in Section 14.3 hereof.

          "Majority Vote" means, with respect to any group of Members as of any particular time, the vote of Members in such group whose Units at such time exceed one-half of the outstanding Units of all Members in such group at such time and whose Capital Account balances at such time exceed one-half of the outstanding Capital Account balances of all Members in such group at such time, in each case ignoring any Units or Capital Account balances held by Assignees.

          "Manager" or "Managers" means the Person or Persons designated by the Members in Article VI hereof as the manager of the Company within the meaning of the

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Delaware Act and shall include all successors appointed pursuant to the provisions of this Agreement. References to the "Manager", the "Managers" or the "Manager or Managers" shall all be construed to refer to the Person or Persons then serving as Managers of the Company.

          "Member" means any Person named as a member of the Company on Schedule A hereto and includes any Person admitted as a Substitute Member pursuant to the provisions of this Agreement, and "Members" means two or more of such Persons when acting in their capacities as members of the Company. For purposes of the Delaware Act, the Members shall constitute one class or group of members.

          "Other Business Entity" has the meaning given it in Section 18-209 of the Delaware Act.

          "Permitted Temporary Investments" means Treasury securities, bank certificates of deposit and time deposits, in each case having a maturity of one year or less, commercial paper or money-market instruments.

          "Person" includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

          "Profits" and "Losses" means, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments:

          (i) any income of the Company exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

          (ii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Treasury Regulation Section 1.704-1 (b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

          (iii) in the event the Gross Asset Value of any Company asset is adjusted in accordance with paragraph (ii) or paragraph (iii) of the definition of "Gross Asset Value" above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses; and

          (iv) gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value.

          "Substitute Member" means a Person who is admitted to the Company as a Member pursuant to Section 13.1 hereof, and who is named as a Member on Schedule A to this Agreement.

          "Tax Matters Partner" has the meaning set forth in Section 11.1 hereof.

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          "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "Unit" means an interest in the Company representing such fractional part of the interest of all Members and Assignees pursuant to this Agreement as is equal to one divided by the total number of Units.

                                  ARTICLE II

                             CONTINUATION AND TERM

          SECTION 2.1  CONTINUATION.

               2.1.1 The Members hereby agree to continue the Company as a limited liability company under and pursuant to the provisions of the Delaware Act and agree that the rights, duties and liabilities of the Members and the Managers shall be as provided in the Delaware Act, except as otherwise provided herein.

               2.1.2 The name and mailing address of each Member and Assignee shall be listed on Schedule A attached hereto. The Manager or Managers shall update Schedule A from time to time as necessary to accurately reflect the information therein. Any amendment or revision to Schedule A made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.


          SECTION 2.2 NAME. The name of the Company continued hereby is Bagel Store Development Funding, L.L.C. The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the Managers. The Managers may amend the Certificate to change the name of the Company to any name designated by the Managers.

          SECTION 2.3 TERM. The term of the Company commenced on the date the Certificate was filed in the office of the Secretary of State of the State of Delaware and shall continue until December 31, 2005, unless dissolved before such date in accordance with the provisions of this Agreement.

          SECTION 2.4 REGISTERED AGENT AND OFFICE. The Company's registered agent and office in Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. At any time, the Managers may designate another registered agent and/or registered office.

          SECTION 2.5 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be at 1526 Cole Boulevard, Suite 200, Golden, CO 80401-4086. Upon ten days notice to the Members, the Managers may change the location of the Company's principal place of business.

          SECTION 2.6 QUALIFICATION IN OTHER JURISDICTIONS. The Managers may cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or

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similar laws in any jurisdiction in which the Company transacts business. Any
Manager, as an authorized person, within the meaning of the Delaware Act, may execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

                                  ARTICLE III

                       PURPOSE AND POWERS OF THE COMPANY

          SECTION 3.1 PURPOSE. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, (i) investing in equity securities of Area Developers, (ii) investing in warrants to purchase shares of Bagel Corp. and (iii) engaging in any and all activities necessary or incidental to the foregoing and any other legal business.

          SECTION 3.2 POWERS OF THE COMPANY. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 3.1, including, but not limited to, the power:

               (a) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Delaware Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

               (b) subject to the provisions of Section 3.1, to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of Area Developers and Bagel Corp., or rights to acquire any of the foregoing;

               (c) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and otherwise use and deal in and with Permitted Temporary Investments;

               d) to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any Manager or any Member or any Affiliate of any of them, or any agent of the Company necessary to, in connection with, convenient to, or incidental to the accomplishment of the purpose of the Company;

               (e)  to lend money;

               (f) to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

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               (g) to elect and designate one or more managers of the Company in accordance with Article VI hereof and to appoint officers, employees and agents of the Company, and define their duties and fix their compensation;

               (h) to indemnify any Person in accordance with the Delaware Act;

               (i) to cease its activities and cancel its Certificate;

               (j) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any contract or security agreement in respect of any assets of the Company;

               (k) to borrow money and issue evidences of indebtedness, and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

               (l) to take actions to protect and preserve the Company's assets, including insuring the business and assets of the Company against risks;

               (m) to hold Company assets in the name of the Company or in the name of one or more nominees;

               (n) to open one or more bank accounts in the name of the Company or in any other name in which the Company's funds are to be held, make deposits therein, draw funds therefrom and deal in or with the Company's funds;

               (o) to make distributions of the Company's funds or assets to the Members as provided for by this Agreement;

               (p) to make such income tax elections as may be appropriate or desirable, as contemplated by the Code and the Treasury Regulations; prepare and file tax returns for the Company with federal, state and local authorities; file amendments to such returns; participate in audits of such returns; consent to extensions relating to such returns; execute documents relating to the settlement of tax proceedings involving the Company or its tax returns; participate in administrative and judicial proceedings, including appeals, relating to the Company's tax returns or its tax liabilities; and settle issues relating to the Company's federal and, to the extent required, state and local income tax returns even though the Members rather than the Company shall be subject to tax as so determined;

               (q) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

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               (r) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purposes of the Company.



                                  ARTICLE IV

                            CAPITAL CONTRIBUTIONS,
                     UNITS, CAPITAL ACCOUNTS AND ADVANCES

          SECTION 4.1  CAPITAL CONTRIBUTIONS.

               4.1.1 Each Member has contributed to the capital of the Company the amount set forth opposite the Member's name on Schedule A attached hereto. In addition, each Member agrees to contribute to the Company in the future the aggregate amount set forth opposite such Member's name on Schedule A under the heading Additional Capital Subscription at the time or times called for by the Manager or Managers on not less than 30 days written notice (a "Capital Call"). The Manager or Managers may not require that any portion of the Additional Capital Subscription be paid on a date earlier than October 1, 1996 or later than December 31, 1998 and may not require that the total amount of the Additional Capital Subscription be paid in more than two installments, each of which shall be for at least 20% of the Members' aggregate Additional Capital Subscriptions. The making of each such additional Capital Contribution is referred to herein as an "Additional Funding" and the amount each Member is obligated to contribute at an Additional Funding is referred to as such Member's "Additional Funding Obligation."

               4.1.2 Until March 31, 1996, the Manager may admit additional Members or accept increased Capital Contributions from Members; provided that all Capital Contributions shall be on the same terms. No revaluation of the Company's assets shall be made in connection with such admission or increase, it being the intention to treat all such Members as if admitted on the date of this Agreement.

               4.1.3 The Members agree that the prompt payment of each Additional Funding Obligation is of the essence of this Agreement, that failure of any Member to make such payments will cause injury to the Company and the other Members and that the amount of damages caused by such injury will be extremely difficult to calculate. Accordingly, the Members agree that if a Member fails to pay any of such Member's Additional Funding Obligations within three days of the date it is due, or such longer period as the Manager or Managers may in its or their sole discretion determine (but in no event longer than 45 days), the Company shall treat such defaulting Member's interest in future Profits of the Company as terminated; and such defaulting Member shall be entitled to receive from the Company only the amount of such Member's Capital Account at the time of such default (reduced by any future allocation of Losses to such Member), such amount to be payable without interest at the expiration of the term of the Company. Upon

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          such default, the defaulting Member shall cease to have any rights as a Member except as described in the preceding sentence.

               4.1.4 Notwithstanding Section 4.1.3, if at any time before a date on which any Additional Funding Obligation is payable any ERISA Member shall obtain and deliver to the Managers an opinion of independent legal counsel, which counsel and opinion are acceptable to the Managers (which acceptance the Managers shall not unreasonably withhold) to the effect that such Member is an ERISA Member and there is a material likelihood that the payment of such Additional Funding Obligation would either (i) cause or constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or
          (ii) cause the assets of the Company to constitute plan assets for purposes of ERISA, then such Member shall be released from any further obligation to pay such Additional Funding Obligation.

               4.1.5 Upon any default described in Section 4.1.3 or any release described in Section 4.1.4, the Managers may designate any person to assume the entire unpaid balance of the Additional Funding Obligation (and the future Additional Funding Obligation, if any) of the defaulting or released Member and become a Member entitled to share in the profits and losses of the Company as determined pursuant to this Agreement. The Managers agree to offer the opportunity to pay such Additional Funding Obligation to the Members who are not in default or released, pro rata to their Capital Contributions, prior to offering such opportunity to third parties. Any Member who fails to accept such offer in writing within fifteen (15) days after it is made shall be deemed to have rejected the offer.

               4.1.6 The remedies provided in this Section 4.1 are in addition to and not in limitation of any other right or remedy of the Company provided by law or under this Agreement. In the event of any legal proceedings relating to default by a Member, if the Company shall prevail, such Member shall pay (i) all costs and expenses incurred by the Company, including attorneys' fees, and (ii) interest on the unpaid Additional Funding Obligation at a per annum rate equal to the lesser of the maximum interest rate permitted by law or the rate of interest publicly announced from time to time by Bank of America Illinois, Chicago, Illinois (or its successor in interest), as its Prime Rate (or its equivalent) for United States Dollar loans, plus 4%.

          SECTION 4.2 UNITS. A Member or Assignee's interest in the Company shall be represented by the "Unit" or "Units" held by such Member or Assignee. Each Member or Assignee's respective Units shall be set forth on Schedule A attached hereto. Each Member hereby agrees that its interest in the Company and in its Units shall for all purposes be personal property. A Member or Assignee has no interest in specific Company property.

          SECTION 4.3  STATUS OF CAPITAL CONTRIBUTIONS.

               4.3.1 No Member or Assignee shall have the right to withdraw its Capital Contribution or Capital Account or to receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for

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          services rendered on behalf of the Company or otherwise in its capacity as a Member or Assignee, except as otherwise specifically provided in this Agreement.

               4.3.2 Except as otherwise provided herein and by applicable state law, the Members shall be liable only to make their Capital Contributions (including the Additional Funding Obligations) pursuant to Section 4.1 hereof, and no Member or Assignee shall be required to lend any funds to the Company or, after a Member's Capital Contributions (including the Additional Funding Obligations) have been fully paid pursuant to Section 4.1 hereof, to make any additional Capital Contributions to the Company. No Member or Assignee shall have any personal liability for the repayment of any Capital Contribution of any other Member or Assignee.

          SECTION 4.4  CAPITAL ACCOUNTS.

               4.4.1 An individual Capital Account shall be established and maintained for each Member. The original Capital Account established for any Member or Assignee who acquires an interest in the Company by virtue of an assignment in accordance with the terms of this Agreement shall be in the same amount as, and shall replace, the Capital Account of the assignor of such interest, and, for purposes of this Agreement, such Member or Assignee shall be deemed to have made the Capital Contributions made by the assignor of such interest (or made by such assignor's predecessor in interest) and to have assumed the obligation, if any, to pay the Additional Funding Obligations of the assignor of such interest (or the obligation of such assignor's predecessor in interest); provided, however, that the assignor of such interest shall not be relieved of the obligation to pay the Additional Funding Obligations until such Additional Funding Obligations are in fact paid by such Member or Assignee. To the extent such Member or Assignee acquires less than the entire interest in the Company of the assignor of the interest so acquired by such Member or Assignee, the original Capital Account of such Member or Assignee and its Capital Contributions and obligation to pay the Additional Funding Obligations shall be in proportion to the interest it acquires, and the Capital Account of the assignor who retains a partial interest in the Company, and the amount of its Capital Contributions shall be reduced in proportion to the interest it retains.

               4.4.2 The Capital Account of each Member or Assignee shall be maintained in accordance with the following provisions:

                    (a) to such Member or Assignee's Capital Account there shall be credited such Member or Assignee's Capital Contributions, such Member or Assignee's distributive share of Profits and the amount of any Company liabilities that are assumed by such Member or Assignee or that are secured by any Company assets distributed to such Member or Assignee;

                    (b) to such Member or Assignee's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company assets distributed to such Member or Assignee pursuant to any provision

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               of this Agreement, such Member or Assignee's distributive share of Losses and the amount of any liabilities of such Member or Assignee that are assumed by the Company or that are secured by any property contributed by such Member or Assignee to the Company; and

                    (c) in determining the amount of any liability for purposes of this Section 4.4.2, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations.

          SECTION 4.5 ADVANCES. If any Member or Assignee shall advance any funds to the Company in excess of its Capital Contributions, the amount of such advance shall neither increase its Capital Account nor entitle it to any increase in its share of the distributions of the Company. The amount of any such advance shall be a debt obligation of the Company to such Member or Assignee and shall be repaid to it by the Company with interest at a per annum rate equal to the lesser of (i) the rate of interest publicly announced from time to time by Bank of America Illinois, Chicago, Illinois (or its successor in interest), as its Prime Rate (or its equivalent) for United States Dollar Loans, plus 1%, and (ii) the maximum rate permitted by applicable law, and upon such other terms and conditions as shall be mutually determined by such Member or Assignee and the Manager or Managers. Any such advance shall be payable and collectible only out of Company assets, and the other Members and Assignees shall not be personally obligated to repay any part thereof.

                                   ARTICLE V

                                    MEMBERS

          SECTION 5.1 POWERS OF MEMBERS. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement. The Members shall also have the power to authorize the Manager or Managers, by Majority Vote of the Members, to possess and exercise any right or power not already vested in the Managers pursuant to
Section 6.4 or any other provision of this Agreement. The Members shall not have the power to bind the Company.

          SECTION 5.2 PARTITION. Each Member waives, until termination of the Company, any and all rights that it may have to maintain an action for partition of the Company's property.

          SECTION 5.3 RESIGNATION OF MEMBERS. A Member may not resign from the Company without the written consent of the Manager or Managers.

          SECTION 5.4  ADVISORY COMMITTEE.

               5.4.1 The Company shall have an Advisory Committee consisting of three persons, as determined by the Manager, none of whom shall be an officer, director or employee of Bagel Corp. or BCI. The members of the Advisory Committee shall be nominated by the Manager and approved by a Majority Vote of Members. Replacement members of the Advisory Committee shall be selected in the same manner. The Members hereby agree that the members of the Advisory Committee on the date of this Agreement shall be Perry J. Lewis, J. Christopher Reyes and Alberto Finol. The Advisory Committee shall (i) determine, at the time such right becomes exercisable, whether the Company should exercise any right held by it to cause an Area Developer to purchase from the Company the Company's equity interest in such Area Developer, (ii) determine, at the time such right becomes exercisable, whether the Company should exercise any right held by it to require an Area Developer to undertake an underwritten public offering, (iii) determine, at the time such right becomes exercisable, whether the Company should exercise any right held by it to require an Area Developer to seek to terminate its area development agreement and franchise agreements with Bagel Corp., (iv) determine whether the Company should sell its equity interest in an Area Developer to such Area Developer or Bagel Corp. at a price different from the "Put Price" as defined in the governing documents of the Area Developer at the time the Company acquired its equity interest, (v) consult with the Manager with respect to any matters requested by the Manager concerning the Company's investments, (vi) resolve any questions with respect to potential conflicts of interest between the Company, on the one hand, and the Manager, on the other hand, as may be presented by the Manager to the Advisory Committee, (vii) whenever the Company holds equity interests in an Area Developer which entitle the Company to vote with respect to (a) the election of the Manager of the Area Developer, (b) the approval or disapproval of any merger, consolidation or sale of substantially all of the assets of such Area Developer or (c) an amendment to the governing documents of the Area Developer, determine the manner in which the Company should vote such equity interests and (viii) perform such other functions and have such other powers as are expressly provided for in this Agreement.

               5.4.2 The Advisory Committee shall have the authority to adopt rules and procedures, not inconsistent with this Agreement, relating to the conduct of its affairs. All actions taken by the Advisory Committee shall be authorized by a majority of the Advisory Committee members then serving as members. Each member of the Advisory Committee shall be entitled to designate from time to time an alternate and such alternate may attend any and all meetings of the Advisory Committee and otherwise may act in the place and stead of such member with the same authority and effect as such member. Members of the Advisory Committee and their alternates shall receive no fees from the Company for their services, but shall be entitled to reimbursement from the Company for reasonable travel, lodging and similar expenses incurred in connection therewith.

               5.4.3 The members of the Advisory Committee shall exercise their best judgment in carrying out their functions for the Company. The members of the Advisory Committee shall not be liable to the Company or any Member for any mistakes of judgment or for losses due to such mistakes or by reason of any act or omission performed or omitted in good faith and in a manner reasonably believed to be within the scope of authority conferred on such Advisory Committee by this Agreement.

               5.4.4 From and after the time that Bagel Corp. ceases to be the Manager pursuant to Article VI hereof, the Advisory Committee shall be disbanded and shall have no further authority with respect to the Company.

                                  ARTICLE VI

                                   MANAGERS

          SECTION 6.1 DESIGNATION OF MANAGERS. The management of the Company's business shall be vested in one or more Managers designated by the Members as hereinafter provided. A Manager may be but need not be a Member. The Members hereby agree to continue Bagel Corp. as the initial Manager, and Bagel Corp. agrees to be bound by the terms and conditions of this Agreement. Bagel Corp. shall be the Manager for a term ending on April 20, 1997.

          SECTION 6.2 DESIGNATION OF SUCCESSOR MANAGERS. The Members hereby agree that, effective April 21, 1997 or at such earlier time as Bagel Corp. ceases to be the Manager of the Company as a result of its removal or resignation as provided in this Agreement, the members of the Advisory Committee immediately prior to the time it is disbanded pursuant to Section 5.4.4 hereof shall each become, without further action by the Members, a Manager of the Company and a member of the Board of Managers. The Board of Managers shall act as provided in Section 6.3 hereof. Each of the members of the Advisory Committee named in Article V has executed a copy of this Agreement accepting and agreeing to the terms and conditions of this Agreement and to serve as a Manager and a member of the Board of Managers as provided herein. In the event that any replacement members of the Advisory Committee are selected as provided in
Article V, each such member shall be required as a condition of becoming a member of the Advisory Committee to execute a copy of this Agreement accepting and agreeing to the terms and conditions of this Agreement and to serve as a Manager and a member of the Board of Managers as provided herein. On or about April 1 of each year commencing in 1998, the Board of Managers will submit the names of its nominees for Managers to the Members. Each nominee who is elected by a Majority Vote of the Members shall serve as a Manager and a member of the Board of Managers until he dies, resigns, is removed as provided herein or becomes unable to fulfill the duties of a Manager and member of the Board of Managers or (if such Manager is not renominated by the Board of Managers or fails to be elected by a Majority Vote of the Members) until a successor is elected by a Majority Vote of the Members. In the event of a vacancy as the result of the death, resignation, removal or incapacity of a member of the Board of Managers, the remaining members of the Board of Managers shall promptly submit the name of its nominee as a successor Manager to the Members. Such nominee shall become a Manager and a member of the Board of Managers if he receives a Majority Vote of the Members. If any nominee at any time fails to receive a Majority Vote of the Members, the Board of Managers shall submit the name of a different nominee to the Members. No Manager may be an officer, director or employee of Bagel Corp. or of BCI.

          SECTION 6.3 ACTION BY THE BOARD OF MANAGERS. After Bagel Corp. ceases to be the Manager of the Company, the successor Managers shall act collectively as the Board of Managers, which shall consist of three Managers. The Board of Managers may act by a majority vote of its members at a meeting (which may be conducted by conference telephone) or by a written consent signed by a majority of its members. Notice of any action taken by a consent signed by less than all of the members of the Board of Managers shall be given to any member who did not sign such consent. Each member of the Board of Managers and any officer of the Company shall be authorized to execute any document or take any action on behalf of the Company if such document or action has been approved by the Board of Managers. The Board of Managers may make additional rules to facilitate its management of the Company.

          SECTION 6.4 POWER AND AUTHORITY OF THE MANAGERS. Subject to the limitations expressly set forth in this Agreement, the business and affairs of the Company shall be managed by the Managers, and, except as provided in Section
5.4 hereof, the Managers shall have full authority to act for and to bind the Company in all matters in connection with or relating to the Company's business, including, without limitation, directing the investment of the Company's assets in Area Developers in the sole discretion of the Managers. No Person dealing with the Company shall be required to inquire as to the authority of any Manager or any officer of the Company to take any action on behalf of the Company.

          SECTION 6.5 LIMITATIONS ON THE MANAGERS' POWERS. Notwithstanding the provisions of Section 6.4, the Managers shall not have the power to take any of the following actions unless such actions have been approved by a Majority Vote of the Members (and, in the case of an amendment to this Agreement, such additional approvals as are required by Section 7.2 hereof):

               (a) to make investments other than (i) Permitted Temporary Investments, (ii) shares or other interests in or obligations of Area Developers and Bagel Corp. or (iii) rights to acquire any of the foregoing;

               (b) to cause the Company to merge with, or consolidate into, another Delaware limited liability company or Other Business Entity;

               (c) to amend this Agreement; or

               (d) to dissolve the Company except as provided in Section 14.2 hereof.

          SECTION 6.6  MANAGEMENT FEES AND REIMBURSEMENT.

               6.6.1 While Bagel Corp. is the Manager it shall receive from the Company a one-time fee in the amount of $500,000 payable in four equal quarterly installments not later than the end of each 1996 fiscal quarter of the Manager and a management fee of $50,000 for the first calendar quarter of 1997, payable not later than the end of such quarter.

               6.6.2 Beginning at the time that the members of the Board of Managers become the successor Managers, each member of the Board of Managers shall receive an annual management fee equal to $33,333 or such lesser amount for any Manager as the Board of Managers may approve, payable in equal quarterly installments not later than the end of each calendar quarter.

               6.6.3 The Company shall reimburse each Manager for all ordinary and necessary out-of-pocket expenses incurred by the Manager on behalf of the Company, including without limitation any fees and expenses (i) incurred in connection with the organization of the Company, (ii) incurred in connection with any investment made by the Company or
          (iii) paid to Bagel Corp. for services rendered to the Company after Bagel Corp. has ceased to be the Manager.

               6.6.4  Management fees paid pursuant to Section 6.6.1 or Section
          6.6.2 and amounts reimbursed pursuant to Section 6.6.3 shall be treated as expenses of the Company and shall not be deemed to constitute a distributive share of Profits or a distribution to any Manager.

          SECTION 6.7 REMOVAL OF MANAGER. While Bagel Corp. is the Manager it may be removed with Cause at any time by a vote of Members holding more than two-thirds of the outstanding Units, ignoring for this purpose any Units held by Assignees. Bagel Corp. may be removed as the Manager without Cause at the end of any Fiscal Year upon not less than 90 day prior written notice by a vote of Members holding more than four-fifths of the outstanding Units. If the removal of Bagel Corp. is for Cause, the removal shall not be effective unless and until the Members voting to remove Bagel Corp. as the Manager shall have given Bagel Corp. a written notice specifying the basis for the removal and Bagel Corp. shall not have acted to remedy such basis within 60 days after such notice is given. Once Bagel Corp. has ceased to be the Manager, any member of the Board of Managers may be removed at any time, with or without Cause, by a vote of Members holding more than two-thirds of the outstanding Units.

          SECTION 6.8 RESIGNATION OF MANAGER. Any Manager may resign at any time upon notice to the Members.

          SECTION 6.9 OFFICERS. The Company shall have a president, one or more vice presidents, a secretary and such assistant secretaries and other officers as shall be determined by the Managers, and the authority and duties of each officer shall be determined by the Managers. All officers shall be appointed by the Managers and may be removed at any time by the Managers with or without cause. Officers shall not be entitled to receive compensation from the Company for serving as officers. The initial officers of the Company shall be:
Michael Beaudoin, President; David White, Vice President; Mark Hayden, Vice President; Paul Strasen, Vice President and Assistant Secretary; and Joel Alam, Vice President and Secretary.

                                  ARTICLE VII

                         MEETINGS; AMENDMENTS; MERGER
                               OR CONSOLIDATION

          SECTION 7.1  MEETINGS OF THE MEMBERS.

               7.1.1 Meetings of the Members may be called by the Managers and shall state the location of the meeting and the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than seven business days nor more than thirty days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Whenever a vote, consent or approval of Members is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 7.1.5. Except as otherwise expressly provided in this Agreement, the Majority Vote of the Members shall be required to constitute the act of the Members.

               7.1.2 For the purpose of determining the Members entitled to vote on, or to vote at, any meeting of the Members or any adjournment thereof, the Managers may fix, in advance, a date as the record date for any such determination. Such date shall not be more than thirty days nor less than ten business days before any such meeting.

               7.1.3 Each Member may authorize any Person to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

               7.1.4 Each meeting of Members shall be conducted by the Managers or by such other Person that the Managers designate.

               7.1.5 Any action which may be taken at a meeting of Members may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting and shall be delivered to the Company by delivery to its registered office, its principal place of business or to an officer or agent of the Company having custody of the books in which proceedings of Members are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested.

          SECTION 7.2 AMENDMENTS. Except as provided in Section 14.2, any amendment to this Agreement shall be adopted and be effective as an amendment hereto only if it receives the approval of the Manager or Managers and a Majority Vote of the Members; provided, however, that no such amendment shall
(i) extend the term of the Company beyond that permitted by Section 2.3, (ii) change the purpose of the Company from that set forth in Section 3.1, (iii) alter the Capital Account of any Member, (iv) change the allocation provisions of Article VIII hereof, (v) alter the respective interests of the Members in distributions made by the Company, (vi) increase the liabilities of any Member beyond those provided for in Section 12.1, (vii) cause the Company to cease to qualify as a limited liability company under the Delaware Act or (viii) amend this Section 7.2 to delete or alter any of clauses (i) through (viii), in each case without the consent of any Member adversely affected thereby, and, in the case of an amendment described in clause (i), (ii) or (vii), without the consent of all of the Members and, in the case of an amendment affecting the provisions of Sections 4.1, 6.7 or 9.1, without the consent of Members owning two-thirds of the Units.

          SECTION 7.3 MERGER OR CONSOLIDATION. The Company may merge with, or consolidate into, one or more other Delaware limited liability companies or Other Business Entities only with the approval of the Managers and a Majority Vote of the Members.


                                 ARTICLE VIII

                                  ALLOCATIONS

          SECTION 8.1  PROFITS AND LOSSES.  Subject to the allocation rules of
Section 8.2 hereof, Profits and Losses for any Fiscal Year shall be allocated among the Members and Assignees in proportion to the number of Units held by each of them; provided, however, that if any Member's interest in Profits has been terminated pursuant to Section 4.1.3, Profits shall be allocated among the Members other than the defaulting Member in accordance with their respective Units and Losses shall be allocated among all of the Members, including the defaulting Member, in accordance with their respective Units.

          SECTION 8.2.  ALLOCATION RULES.

               8.2.1 In the event Members are admitted to the Company pursuant to this Agreement after March 31, 1996, the Profits or Losses allocated to the Members and Assignees for each Fiscal Year during which Members are so admitted shall be allocated among the Members and Assignees in proportion to the number of Units each holds from time to time during such Fiscal Year in accordance with Section 706 of the Code, using any convention permitted by law and selected by the Managers.

               8.2.2 For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Managers using any method that is permissible under
          Section 706 of the Code and the Treasury Regulations thereunder.

               8.2.3 Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Members and Assignees in the same proportions as they share Profits and Losses for the Fiscal Year in question.

          SECTION 8.3  TAX ALLOCATIONS.

               8.3.1 In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members and Assignees so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.1 hereof).

               8.3.2 In the event the Gross Asset Value of any Company asset is adjusted pursuant to paragraph (ii) of the definition of "Gross Asset Value" contained in Section 1.1 hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.

               8.3.3 Any elections or other decisions relating to allocations under this Section 8.3, including the selection of any allocation method permitted under proposed Treasury Regulation Section 1.704-1(c), shall be made by the Managers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 8.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member or Assignee's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

                                  ARTICLE IX

                                 DISTRIBUTIONS

          SECTION 9.1 DISTRIBUTIONS. Except as otherwise provided in Article XIV (relating to the dissolution of the Company) or in this Section 9.1, all distributions shall be made at such times and in such amounts as shall be determined by the Managers. All distributions shall be made to the Members and Assignees in proportion to the number of Units held by each of them. Any distribution of Capital Contributions that have never been invested in any Area Developer may be made only if the Managers have received written notice from Bagel Corp. that no further opportunities to invest in any Area Developer will be available for a period of at least six months. Except as provided in the next sentence, any distributions of cash received by the Company with respect to its equity interest in any Area Developer, whether or not denominated as tax distributions, shall be promptly distributed by the Company to the Members. The proceeds (whether in the form of cash or capital stock of Bagel Corp. or BCI) of any redemption or sale (net of any expenses of such redemption or sale and after payment of any expenses described in Section 6.6) of any equity interest in an Area Developer owned by the Company shall be distributed promptly to the Members; provided, however, that, to the extent that they do not exceed the amount of capital invested by the Company in the redeeming Area Developer, the net proceeds of any such redemption or sale occurring on or before June 30, 1997 may be re-invested in accordance with the provisions of Section 3.1 if the Managers determine to do so. Any warrant or other right held by the Company to acquire stock of Bagel Corp. shall be distributed to the Members and Assignees on the later of the date that is (i) six months after the closing of the initial underwritten public offering of shares of common stock of Bagel Corp. or any successor to Bagel Corp. or (ii) four months after the payment of the last Additional Funding Obligation, but in no event later than the date that is six months prior to the expiration date of such warrant or other right.

          SECTION 9.2 WITHHELD TAXES. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any Member or Assignee shall be treated as a Distribution to the respective Member or Assignee pursuant to this Article IX for all purposes of this Agreement, except to the extent such amount exceeds the amount distributed (or treated as distributed) pro rata to the Members and Assignees in accordance with their Units, which excess shall be treated as a loan to the respective Member or Assignee and shall be repaid by the respective Member or Assignee receiving such loan at the time that the Company is required to pay over such amount to any federal, state or local government. The Managers are authorized to withhold from distributions, or with respect to allocations, to the Members or Assignees and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state or local law and shall allocate such amounts to those Members or Assignees with respect to which such amounts were withheld. If the Managers conclude that the Company is required to withhold any amount as described in the preceding sentence, it shall provide prompt written notice to the Members and Assignees of the reasons it believes that the Company is required to so withhold and an explanation of the calculation of the amounts withheld or to be withheld. For purposes of this Section 9.2, the Company may assume that any Member or Assignee who fails to provide to the Company satisfactory evidence of his tax status for United States federal income tax purposes is a foreign person. Each Member agrees to provide written notice to the Company within sixty days of any change in such Member's tax status for United States federal income tax purposes.

          SECTION 9.3 LIMITATIONS ON DISTRIBUTIONS. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member or Assignee on account of its interest in the Company if such distribution would violate Section 18- 607 of the Delaware Act or other applicable law.

                                   ARTICLE X

                               BOOKS AND RECORDS

          SECTION 10.1  BOOKS, RECORDS AND FINANCIAL STATEMENTS.

               10.1.1 At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company's business. Such books of account, together with a copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member's interest in the Company. The books of account and the records of the Company shall be examined by and reported upon as of the end of each Fiscal Year by a firm of independent certified public accountants selected by the Managers.

               10.1.2 The Managers shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company and shall use their best efforts to cause the following documents to be transmitted to each Member at the times hereinafter set forth:

                    (a) Within four months after the close of each Fiscal Year, the following financial information:

                         (i) an audited balance sheet of the Company as of the
                    beginning and close of such Fiscal Year;

                         (ii) an audited statement of operations of the Company
                    for such Fiscal Year; and

                         (iii) a statement of such Member's Capital Account as of the close of such Fiscal Year, and changes therein during such Fiscal Year.

                         (iv) a statement showing the Store Level Cash Flow (as
                    defined in the confidential private placement memorandum of the Company and Bagel Corp. dated December 13, 1995 and the supplement thereto dated January 31, 1996) of each of the Area Developers in which the Company has an equity investment, based upon information received by the Company from the Area Developers.

                    (b) Within three months after the close of each Fiscal Year, a statement indicating such Member's share of each item of Company income, gain, loss, deduction or credit for such Fiscal Year for income tax purposes.

               10.1.3 All information contained in any statement or other document distributed to any Member pursuant to Section 10.1.2 shall be deemed accurate, binding and conclusive with respect to such Member unless written objection is made thereto by such Member to the Company within 20 business days after the receipt of such statement or other document by such Member.

          SECTIONS 10.2 ACCOUNTING METHOD. For both financial and tax reporting purposes and for purposes of determining Profits and Losses, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate and adequate for the Company's business.

          SECTION 10.3 CONFIDENTIALITY. Each Member and each Manager hereby covenant and agree that so long as such Member holds Units, or so long as such Manager serves as a Manager, and for a period of three years thereafter, such Member or Manager will hold in confidence all financial and other information concerning the Company, Bagel Corp. and the Area Developers in which the Company is an investor and will not, without the prior consent of Bagel Corp., disclose any of such information to any person. The preceding sentence shall not apply to information which (i) is disclosed in a printed publication available to the public, or is otherwise in the public domain through no act of such Member or Manager or the employees or agents of such Member or Manager or other person or entity which has received such information from or through such Member or Manager or (ii) is required to be disclosed by proper order of a court of applicable jurisdiction after adequate notice to Bagel Corp. sufficient to permit Bagel Corp. to seek a protective order therefor, the imposition of which protective order such Member or Manager agrees to approve and support. Each Member or Manager acknowedges that Bagel Corp. and the Area Developers are intended third party beneficiaries of the covenants in this Section 10.3 and can enforce such covenants directly against such Member and Manager.


                                  ARTICLE XI

                                  TAX MATTERS

          SECTION 11.1  TAX MATTERS PARTNER.

               11.1.1 The Managers are hereby authorized to designate a Member of the Company to serve as the tax matters partner of the Company for purposes of Section 6231(a)(7) of the Code (the "Tax Matters Partner"). The Tax Matters Partner shall have the power to manage and control, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes. The Tax Matters Partner may be a Manager if the Manager is a Member.

               11.1.2 The Tax Matters Partner shall, within ten days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the

          Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, mail a copy of such notice to each Member and Assignee.

               11.1.3 The Managers may at any time hereafter designate a new Tax Matters Partner; provided, however, that only a Member may be designated as the Tax Matters Partner of the Company.

          SECTION 11.2 RIGHT TO MAKE TAX ELECTIONS. The Managers may, in their discretion, make or revoke, on behalf of the Company, any tax election under the Code or the Treasury Regulations, or under state, local or foreign law.

                                  ARTICLE XII

                  LIABILITY, EXCULPATION AND INDEMNIFICATION

          SECTION 12.1  LIABILITY.

               12.1.1 Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

               12.1.2 Except as otherwise expressly required by law, a Member, in its capacity as such, shall have no liability in excess of (i) the amount of its Capital Contributions, (ii) its share of any assets and undistributed profits of the Company, (iii) its obligation to make other payments expressly provided for in this Agreement, and (iv) the amount of any distributions wrongfully distributed to it.

          SECTION 12.2  EXCULPATION.

               12.2.1 No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

               12.2.2 A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person (including any tax advisor) as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits or Losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

          SECTION 12.3  DUTIES OF COVERED PERSONS.

               12.3.1 In accordance with Section 18-1101(c)(2) of the Delaware Act the duties and liabilities of the Managers and the Members, in their capacities as such, shall be limited to those set forth in this Agreement.

               12.3.2 To the extent that a Covered Person has duties and liabilities relating to the Company or its Members or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or its Members or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

               12.3.3 The Members expressly acknowledge that Bagel Corp. and its Affiliates have or will have area development, franchise, lending, real estate and other relationships with the Area Developers in which the Company will invest and that Bagel Corp. will have a conflict of interest in making determinations as Manager as to the Area Developers in which the Company will invest, the amount of any such investment and any negotiated terms of such investment. The Members hereby (i) agree that Bagel Corp. may act in its own interest in making determinations as Manager in any situation in which such a conflict is present, (ii) ratify and approve all such determinations made by Bagel Corp. as Manager, (iii) waive any rights they have or may receive by reason of such conflicts of interest or such determinations made by Bagel Corp. as Manager and any right to receive notice of or disclosure concerning any such conflicts of interest or determinations, and (iv) covenant not to sue Bagel Corp. in connection with any such determinations or any matter or thing based upon or arising out of any such determinations.

               12.3.4 Whenever in this Agreement a Covered Person is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the Covered Person shall be entitled to consider any such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person, or (ii) in its "good faith" or under another express standard, the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

          SECTION 12.4 INDEMNIFICATION. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 12.4 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

          SECTION 12.5 EXPENSES. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in
Section 12.4 hereof.

          SECTION 12.6 OUTSIDE BUSINESSES. Any Member, Manager or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company, the Members and the Managers shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Member, Manager or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member, Manager or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

                                 ARTICLE XIII

                     ASSIGNABILITY AND SUBSTITUTE MEMBERS

          SECTION 13.1  ASSIGNABILITY OF UNITS.

               13.1.1 No Member may assign the whole or any part of its Units or other interests in the Company without the approval of the Managers and a Majority Vote of all Members other than the assigning Member, which approval and favorable vote may be given or withheld in the sole and absolute discretion of the Managers and each such other Member.
          If the required approval and favorable vote is obtained for any such assignment, such assignment shall, nevertheless, not entitle the Assignee to become a Substitute Member or to be entitled to exercise or receive any of the rights, powers or benefits of a Member other than the right to receive distributions to which the assigning Member would be entitled, unless the assigning Member designates, in a written instrument delivered to the other Members, its Assignee to become a Substitute Member and such designation is approved by the Managers and a Majority Vote of all Members other than the Assignee, which approval and favorable vote may be given or withheld in the sole and absolute discretion of the Managers and each such other Member; and provided further, that such Assignee shall not become a Substitute Member without having first executed an instrument reasonably satisfactory to the other Members accepting and agreeing to the terms and conditions of this Agreement, including a counterpart signature page to this Agreement, and without having paid to the Company a fee sufficient to cover all reasonable expenses of the Company in connection with such Assignee's admission as a Substitute Member. If a Member assigns all of its interest in the Company and the Assignee of such interest is entitled to become a Substitute Member pursuant to this Section, such Assignee shall be admitted to the Company effective immediately prior to the effective date of the assignment, and, immediately following such admission, the assigning Member shall cease to be a member of the Company. In such event, the Company shall not dissolve if the business of the Company is continued without dissolution in accordance with
          Section 14.2(iii) hereof.

               13.1.2 Notwithstanding anything to the contrary herein, (i) the Managers shall not cause or permit Units to become traded on an established securities market and (ii) the Managers shall withhold their consent to any Transfer that, to the Managers' knowledge after reasonable inquiry, would otherwise be accomplished by a trade on a secondary market (or the substantial equivalent thereof). For purposes of this subsection the terms "traded on an established securities market" and "secondary market (or the substantial equivalent thereof)" shall have the meanings set forth in Sections 469(k)(2) and 7704 of the Code and any regulations promulgated thereunder that are in effect at the time of the proposed Transfer.

          SECTION 13.2 RECOGNITION OF ASSIGNMENT BY COMPANY. No assignment, or any part thereof, that is in violation of this Article XIII shall be valid or effective, and neither the Company nor the Members shall recognize the same for the purpose of making distributions pursuant to Section 9.1 hereof with respect to such Company interest or part thereof. Neither the Company nor the nonassigning Members shall incur any liability as a result of refusing to make any such distributions to the assignee of any such invalid assignment.

          SECTION 13.3 INDEMNIFICATION. In the case of an assignment or attempted assignment of an interest in the Company that has not received the consents required by Section 13.1 hereof, the parties engaging or attempting to engage in such assignment shall be liable to indemnify and hold harmless the Company, the Managers, the other Members and the respective Covered Persons of the Company, the Managers and the other Members from all costs, liabilities and damages that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers' fees and expenses) as a result of such assignment or attempted assignment and efforts to enforce the indemnity granted hereby.

          SECTION 13.4 EFFECTIVE DATE OF ASSIGNMENT. Any valid assignment of a Member's interest in the Company, or part thereof, pursuant to the provisions of
Section 13.1 hereof shall be effective as of the close of business on the last day of the calendar month in which the other Members give their written consent to such assignment (or the last day of the calendar month in which such assignment occurs, if later). The Company shall, from the effective date of such assignment, thereafter pay all further distributions on account of the Company interest (or part thereof) so assigned, to the Assignee of such interest, or part thereof. As between any Member and its Assignee, Profits and Losses for the Fiscal Year of the Company in which such assignment occurs shall be apportioned for federal income tax purposes in accordance with any convention permitted under Section 706(d) of the Code and selected by the Managers in their discretion.


                                  ARTICLE XIV

                   DISSOLUTION, LIQUIDATION AND TERMINATION

          SECTION 14.1 NO DISSOLUTION. The Company shall not be dissolved by the admission of Substitute Members in accordance with the terms of this Agreement.

          SECTION 14.2 EVENTS CAUSING DISSOLUTION. The Company shall be dissolved and its affairs shall be wound up only upon the occurrence of any of the following events:

               (i) the expiration of the term of the Company, as provided in
          Section 2.3 hereof;

               (ii) the approval of the Managers and a Majority Vote of the Members to dissolve the Company;

               (iii) the Bankruptcy of a Member, unless, within 90 days after the occurrence of such an event, there is given the approval of the Managers and there is obtained a Majority Vote of the Members other than such Member to continue the business of the Company;

               (iv) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act; or

               (v) by the Managers at any time that the assets of the Company consist only of cash, Permitted Temporary Investments, a warrant to purchase stock of Bagel Corp., stock of Bagel Corp., stock of BCI or any combination of the foregoing.

Each Member shall give to the Company prompt written notice of the Bankruptcy of such Member. From and after the time that the Company receives an opinion of counsel to the Managers to the effect that the provisions of clause (iii) above are no longer necessary to cause the Company to be classified as a partnership for federal income tax purposes, this Section 14.2 shall be amended without further action of the Members to eliminate such clause (iii) and to renumber clauses (iv) and (v) as clauses (iii) and (iv).

          SECTION 14.3 NOTICE OF DISSOLUTION. Upon the dissolution of the Company, the Person or Persons approved by a Majority Vote of the Members to carry out the winding up of the Company (the "Liquidating Trustee") shall promptly notify the Members of such dissolution.

          SECTION 14.4 LIQUIDATION. Upon dissolution of the Company, the Liquidating Trustee shall immediately commence to wind up the Company's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Members and Assignees shall continue to share Profits and Losses during liquidation in the same proportions, as specified in Article VIII hereof, as before liquidation. Each Member shall be furnished with a statement prepared by the Company's certified public accountants that shall set forth the assets and liabilities of the Company as of the date of dissolution. The proceeds of liquidation shall be distributed, as realized, in the following order and priority:

               (i) to creditors of the Company, including the Managers or Members or Assignees who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Members or Assignees; and

               (ii) to distribute to the Members and Assignees the remaining proceeds of liquidation in accordance with their Capital Account balances, after giving effect to all Capital Contributions, distributions and allocations for all periods. If any Member is owed a Capital Account balance pursuant to Section 4.1.3, such Member shall share in the remaining proceeds of liquidation in the proportion that such Member's Capital Account balance determined in accordance with
          Section 4.1.3 compares to the aggregate Capital Account balances of all of the other Members, but such Member shall not be entitled to receive more than the amount determined in accordance with Section 4.1.3.

          SECTION 14.5 TERMINATION. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members and Assignees in the manner provided for in this Article XIV, and the Certificate shall have been canceled in the manner required by the Delaware Act.

          SECTION 14.6 CLAIMS OF THE MEMBERS. The Members and Assignees shall look solely to the Company's assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and Assignees shall have no recourse against the Company or any other Member or the Manager.

                                  ARTICLE XV

                                 MISCELLANEOUS

          SECTION 15.1 NOTICES. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be sent by Federal Express or other reliable overnight courier, sent by fax or mailed by registered or certified mail, return receipt requested, as follows:

               (i) if given to the Company, in care of the Managers at the address of the Company's principal place of business, with a copy to Bagel Corp. at its mailing address set forth on Schedule A attached hereto;

               (ii) if given to the Managers, at their mailing addresses set forth on Schedule A attached hereto, with a copy to Bagel Corp.; or

               (iii) if given to any Member at the address set forth opposite its name on Schedule A attached hereto, or at such other address as such Member may hereafter designate by written notice to the Company.

Each such notice shall be deemed to have been given upon the earlier of the receipt of such notice by the intended recipient thereof, two days after it is sent by Federal Express or other reliable overnight courier or sent by fax, or five days after it is mailed by registered or certified mail, return receipt requested.

          SECTION 15.2 FAILURE TO PURSUE REMEDIES. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

          SECTION 15.3 CUMULATIVE REMEDIES; LIMITATION ON DAMAGES. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise. Notwithstanding anything to the contrary herein, no party hereto shall be liable for consequential, indirect, incidental, special, speculative, exemplary or punitive damages (including, but not limited to, loss of revenue or profit) whether such claim alleges breach of contract, tortious conduct including, but not limited to, negligence, or any other theory.

          SECTION 15.4 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

          SECTION 15.5 CAPTIONS. The captions herein are inserted for convenience of reference only and shall not affect the construction of this Agreement.

          SECTION 15.6 PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

          SECTION 15.7 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

          SECTION 15.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

          SECTION 15.9 INTEGRATION. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

          SECTION 15.10 GOVERNING LAW. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                       MANAGER:


                                       __________________________

                                       By: ______________________

                                       Its: _____________________



                                       MEMBER:


                                       __________________________

                                       By: ______________________

                                       Its: _____________________



                                       ADVISORY COMMITTEE MEMBERS:



                                       __________________________
                                       By:

                                       __________________________
                                       By:

                                       __________________________
                                       By: